                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                (Amendment No.  )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement       / /  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-12

                                 CITIGROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     (3) Filing Party:

        ------------------------------------------------------------------------
     (4) Date Filed:

        ------------------------------------------------------------------------

         [CITIGROUP LOGO]
         Citigroup Inc.
         399 Park Avenue
         New York, NY 10043

         March 12, 2002

         Dear Stockholder:

         We cordially invite you to attend Citigroup's annual stockholders' meeting. The meeting will be held on Tuesday, April 16, 2002, at 9AM at Carnegie Hall, 154 West 57th Street in New York City. The entrance to Carnegie Hall is on West 57th Street just east of Seventh Avenue.

         At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

         Thank you for your support of Citigroup.

                                         Sincerely,

                                         /s/ Sanford I. Weill

                                         Sanford I. Weill
                                         Chairman of the Board
                                         and Chief Executive Officer

         --------------------------------------------------------------
         This proxy statement and the accompanying proxy card are being mailed to
             Citigroup stockholders beginning about March 15, 2002.

         [CITIGROUP LOGO]
         Citigroup Inc.
         399 Park Avenue
         New York, NY 10043

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Dear Stockholder:

         Citigroup's annual stockholders' meeting will be held on Tuesday, April 16, 2002, at 9AM at Carnegie Hall, 154 West 57th Street in New York City. The entrance to Carnegie Hall is on West 57th Street just east of Seventh Avenue. You will need an admission ticket or proof of ownership of Citigroup stock to enter the meeting.

         At the meeting, stockholders will be asked to

         --  elect directors,

         -- ratify the selection of Citigroup's independent auditors for 2002,

         --  act on certain stockholder proposals, and

         -- consider any other business properly brought before the meeting.

         The close of business on February 28, 2002 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at Citigroup's headquarters, 399 Park Avenue, New York City, before the annual meeting.

         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET (INSTRUCTIONS ARE ON YOUR PROXY CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

         By order of the board of directors

         /s/ Charles O. Prince, III
         Charles O. Prince, III
         Corporate Secretary

         March 12, 2002

CONTENTS

ABOUT THE ANNUAL MEETING                      1

HOW WE HAVE DONE                              3

STOCK OWNERSHIP                               5

PROPOSAL 1: ELECTION OF DIRECTORS             8
  The Nominees                                8
  Meetings of the Board of Directors         16
  Committees of the Board of Directors       16
  Personnel, Compensation and Directors
  Committee Interlocks and Insider
  Participation and Certain Relationships    17
  Directors' Compensation                    18

AUDIT COMMITTEE REPORT                       19

REPORT OF THE PERSONNEL, COMPENSATION AND
  DIRECTORS COMMITTEE ON EXECUTIVE
  COMPENSATION                               21

EXECUTIVE COMPENSATION                       23
  Compensation Tables                        23
  Retirement Plans                           28
  Employment Protection Agreements           29
  Indebtedness                               30

PROPOSAL 2: RATIFICATION OF SELECTION OF
  AUDITORS                                   31

STOCKHOLDER PROPOSALS                        32

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS   40

COST OF ANNUAL MEETING AND PROXY
  SOLICITATION                               40

HOUSEHOLDING                                 40

SECTION 16(a) BENEFICIAL OWNERSHIP
  REPORTING                                  40

ANNEX A                                     A-1
  CITIGROUP INC.
  CHARTER OF THE AUDIT COMMITTEE

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING MY VOTE?

The board of directors of Citigroup is soliciting your vote at the 2002 annual meeting of Citigroup's stockholders.

WHAT WILL I BE VOTING ON?

- Election of directors (see page 8).

- Ratification of KPMG LLP as Citigroup's auditors for 2002 (see page 31).

- six stockholder proposals (see page 32).

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of Citigroup common stock you owned on February 28, 2002 (the record date).

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

5,155,480,368, consisting of one vote for each of Citigroup's shares of common stock that were outstanding on the record date. There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the votes that can be cast, or 2,577,740,185 votes. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

DOES ANY SINGLE STOCKHOLDER CONTROL AS MUCH AS 5% OF ANY CLASS OF CITIGROUP'S VOTING STOCK?

No single stockholder controls as much as 5% of any class of Citigroup's voting stock.

HOW DO I VOTE?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

To vote by proxy, you must either:

- fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

- vote by telephone (instructions are on the proxy card), or

- vote by Internet (instructions are on the proxy card).

Citigroup employees who participate in Citigroup benefit plans may receive their proxy cards separately.

If you want to vote in person at the annual meeting, and you hold your Citigroup stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Citigroup's Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return a proxy card without indicating your vote, your shares will be voted for the nominees listed on the card, for KPMG LLP as auditors for 2002, and against the other proposals.

WHAT IF I VOTE "ABSTAIN"?

A vote to "abstain" on any matter other than the election of directors will have the effect of a vote against.

CAN MY SHARES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE ANNUAL MEETING?

If you don't vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting, other than the stockholder proposals.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting. If you don't vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We don't know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, we will vote the proxies against the proposal. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

DO I NEED A TICKET TO ATTEND THE ANNUAL MEETING?

Yes, you will need an admission ticket or proof of ownership of Citigroup stock to enter the meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you don't bring your admission ticket, or opted to receive your proxy materials electronically, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Citigroup stockholder.

HOW CAN I ACCESS CITIGROUP'S PROXY MATERIALS AND ANNUAL REPORT ELECTRONICALLY?

This proxy statement and the 2001 annual report are available on Citigroup's Internet site at http://www.citigroup.com. Most shareowners can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a shareowner of record, you can choose this option and save Citigroup the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citigroup stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to use to access Citigroup's proxy statement and annual report. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year. To view, cancel or change your enrollment profile, please go to www.InvestorDelivery.com.

HOW WE HAVE DONE

ANNUAL REPORT

By now you should have received Citigroup's annual report to stockholders for 2001. We urge you to read it carefully.

FIVE-YEAR CUMULATIVE TOTAL RETURN

The following graph and table compare the annual changes in Citigroup's cumulative total return for the last five years with the cumulative total return of

- the S&P 500 Index,

- the S&P Financial Index, and

- a Peer Index.

The S&P Financial Index is made up of the following Standard & Poor's industry groups: Money Center Banks, Major Regional Banks, Consumer Finance, Diversified Financial, Insurance Brokers, Investment Management, Life/ Health Insurance, Multi-Line Insurance, Property and Casualty Insurance, Investment Banking/ Brokerage and Savings & Loan Companies. Citigroup and the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association (each government sponsored entities), have been excluded from the Index. The Peer Index comprises ABN Amro Holding N.V., J.P. Morgan Chase & Co., The Hartford Financial Services Group, Inc., HSBC Holdings plc, MBNA Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Dean Witter & Co.

The following graph and table show the value at year-end of $100 invested at the closing price on December 31, 1996 in Citigroup common stock, the S&P 500, the S&P Financial Index and the Peer Index. The comparisons in this table are set forth in response to Securities and Exchange Commission (SEC) disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                 S&P Financial
    December 31      Citigroup   S&P 500 Index       Index       Peer Index
    -----------      ---------   -------------   -------------   ----------
       1996           100.00        100.00          100.00         100.00
       1997           179.86        133.35          152.90         136.30
       1998           167.53        171.46          172.17         159.20
       1999           284.96        207.53          174.16         230.39
       2000           352.02        188.64          220.47         257.07
       2001           352.34        166.24          195.19         208.33

                                    [CHART]

STOCK OWNERSHIP

Citigroup has long encouraged stock ownership by its directors, officers and employees to align their interests with the interests of stockholders. We believe that these policies, which are a unique and distinguishing characteristic of Citigroup, have been a significant factor in the excellent returns we have achieved for Citigroup's stockholders.

As part of our commitment to aligning employee and stockholder interests:

- we pay a significant portion of directors' fees and senior management compensation in common stock and/or stock options, and

- our directors and senior management, approximately 150 individuals in all, have entered into a stock ownership commitment, which provides that they will hold at least 75% of all Citigroup common stock owned by them on the date they agree to the commitment and awarded to them in the future, subject to certain minimum ownership guidelines, for as long as they remain directors or members of senior management.

For these purposes, "senior management" includes:

- our management committee, comprised of our most senior executives,

- the planning groups for the Global Consumer, Global Corporate, Global Investment Management and Private Banking, and Emerging Markets businesses, and

- the most senior members of our corporate staff.

The only exceptions to the stock ownership commitment are gifts to charity, limited estate planning transactions with family members, and transactions with Citigroup itself in connection with exercising options or paying withholding taxes under stock option and restricted or deferred stock plans.

We provide numerous opportunities for employees around the world to own common stock through periodic management stock option grants, broad-based stock option grants to all eligible employees, restricted or deferred stock awards, which are granted at the time annual cash incentive awards are paid, the availability of a Citigroup common stock fund in the 401(k) plan, various equity based incentive programs for employees who are paid on commission and participation in Citigroup's employee stock purchase programs. Our goal is to provide all employees the opportunity to own stock. These programs provide that opportunity and approximately two-thirds of our employees currently participate in at least one of these programs.

The following table shows the beneficial ownership of Citigroup common stock by our directors, nominees and certain executive officers at February 28, 2002.

                                                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                                  STOCK
                                                                   COMMON        OPTIONS
                                                                   STOCK       EXERCISABLE       TOTAL
                                                                BENEFICIALLY     WITHIN         COMMON
                                                                   OWNED       60 DAYS OF        STOCK
                                                                 EXCLUDING       RECORD      BENEFICIALLY
NAME                            POSITION                          OPTIONS         DATE           OWNED
----------------------------------------------------------------------------------------------------------
 C. Michael Armstrong           Director                             83,115         3,750         86,865
 Alain J.P. Belda               Director                             16,377         7,279         23,656
 Kenneth J. Bialkin             Director                            961,685         5,514        967,199
 Michael A. Carpenter           Executive Officer                 1,025,800       749,207      1,775,007
 George David                   Nominee                                   0             0              0
 Kenneth T. Derr                Director                             51,570         3,750         55,320
 John M. Deutch                 Director                             54,361         5,514         59,875
 Alfredo Harp Helu              Director                         17,134,285             0     17,134,285
 Roberto Hernandez
 Ramirez                        Director                         19,461,525             0     19,461,525
 Ann Dibble Jordan              Director                             19,053         3,750         22,803
 Robert I. Lipp                 Director                          1,107,220     1,424,744      2,531,964
 Reuben Mark                    Director                             52,307         7,703         60,010
 Michael T. Masin               Director                             20,709         3,750         24,459
 Dudley C. Mecum                Director                            300,267         3,750        304,017
 Victor J. Menezes              Executive Officer                 1,704,206     1,122,599      2,826,845
 Richard D. Parsons             Director                             24,925         3,750         28,675
 Andrall E. Pearson             Director                            233,903         3,750        237,653
 Robert E. Rubin                Director, Member of the Office      233,699     1,200,000      1,433,699
                                of the Chairman and Chairman
                                of the Executive Committee
 Franklin A. Thomas             Director                             89,222         6,714         95,936
 Sanford I. Weill               Chairman and Chief Executive     22,891,392     9,677,950     32,569,342
                                Officer
 Robert B. Willumstad           Executive Officer                 1,065,586       484,241      1,549,827
 Arthur Zankel                  Director                            477,440         7,703        485,143
 The Hon. Gerald R. Ford        Honorary Director                   115,659         3,750        119,409
 All directors and executive                                     70,972,866    17,566,724     85,539,590
 officers as a group (28
 persons)

At January 31, 2002, no director, nominee or executive officer owned

- any shares of Citigroup's preferred stock, or

- as much as 1% of Citigroup's common stock;

however, all of the directors and executive officers as a group beneficially owned approximately 1.7% of Citigroup's common stock.

Some of the Citigroup shares shown in the preceding table are considered as beneficially owned under SEC rules, but are shares

- for which receipt has been deferred under certain directors deferred compensation plans,

- held as a tenant-in-common with family members or trusts,

- owned by a family member or held by a trust for which the director or executive officer is a trustee but not a beneficiary,

- for which the director or executive officer has direct or indirect voting power but not dispositive power, or

- for which the director or executive officer has direct or indirect voting power but that are subject to restrictions on disposition, as shown in the following table:

                                                                         VOTING
                                          TENANT-IN-       OWNED BY      POWER,       VOTING POWER,
                                         COMMON WITH        FAMILY       BUT NOT     BUT SUBJECT TO
                            RECEIPT     FAMILY MEMBER       MEMBER     DISPOSITIVE   RESTRICTIONS ON
DIRECTOR/OFFICER            DEFERRED   OR FAMILY TRUST     OR TRUST       POWER        DISPOSITION
----------------------------------------------------------------------------------------------------
 Mr. Armstrong               77,220
 Mr. Belda                   11,377
 Mr. Bialkin                235,437
 Mr. Carpenter                                                   800        149           231,847
 Mr. Derr                    20,834
 Mr. Deutch                   4,244
 Mr. Ford                                                    115,659
 Mr. Harp Helu                                            17,134,285
 Mr. Hernandez Ramirez                                    19,461,525
 Ms. Jordan                   5,183
 Mr. Lipp                     5,785        308,404
 Mr. Mark                    17,307
 Mr. Masin                   16,709
 Mr. Mecum                  237,613                            5,054*
 Mr. Menezes                                                  35,000                      595,888
 Mr. Parsons                 19,925
 Mr. Pearson                230,543
 Mr. Rubin                                                                                227,033
 Mr. Thomas                  76,617
 Mr. Weill                    5,900                              600*    39,974           446,377
 Mr. Willumstad                            143,820                        8,303            83,030
 Mr. Zankel                                                  401,200**
 All directors and          964,694        500,224                       59,531         2,131,525
 executive officers as a
 group (28 persons)                                       37,158,003***

 * DISCLAIMS BENEFICIAL OWNERSHIP
 ** DISCLAIMS BENEFICIAL OWNERSHIP OF 1,200 SHARES
*** DISCLAIMS BENEFICIAL OWNERSHIP OF AN AGGREGATE OF 10,734 SHARES

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors has nominated all of the current directors for re-election at the 2002 annual meeting except Messrs. Bialkin and Lipp who will be retiring from the board, effective at the annual meeting, and has nominated one additional candidate for election to the board. The one-year terms of all of Citigroup's directors expire at the annual meeting. Directors are not eligible to stand for re-election after reaching the age of 72, except for Mr. Pearson.

Directors will be elected by a plurality of the votes cast.

THE NOMINEES

The following tables give information -- provided by the nominees -- about their principal occupation, business experience and other matters.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                    VOTE FOR EACH OF THE FOLLOWING NOMINEES.

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
C. MICHAEL ARMSTRONG                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER
63                                     AT&T CORP.
                                       - Chairman and Chief Executive Officer, AT&T Corp. -- 1997 to present
[PHOTO OF C. MICHAEL ARMSTRONG]        - Chairman and Chief Executive Officer, Hughes Electronic
                                         Corporation -- 1992 to 1997
                                       - Officer, International Business Machines Corporation -- 1961 to 1992
                                       Member, IBM Management Committee
                                       Chairman, IBM World Trade Corporation
                                       - Director of Citigroup (or predecessor) since 1993
                                       - Other Directorships: Thyssen-Bornemisza Group (Supervisory Board)
                                       - Other Activities: Board of Trustees of Johns Hopkins University, Yale
                                         School of Management (Advisory Board), President's Export Council
                                         (Chairman), Council on Foreign Relations (member), National Security
                                         Telecommunications Advisory Committee (member), Defense Policy Advisory
                                         Committee on Trade (member), Carnegie Hall (Trustee), the Business
                                         Council (member) and the Business Roundtable (member)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
ALAIN J.P. BELDA                       CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
58                                     ALCOA INC.
                                       - Chairman of the Board, Alcoa Inc. -- 2001 to present
[PHOTO OF ALAIN J.P. BELDA]            - Chief Executive Officer -- 1999 to present
                                       - Director -- 1999 to present
                                       - President -- 1997 to 2001
                                       - Chief Operating Officer -- 1997 to 1999
                                       - Vice Chairman -- 1995 to 1997
                                       - Executive Vice President -- 1994 to 1995
                                       - President, Alcoa (Latin America) -- 1991 to 1994
                                       - Vice President -- 1982 to 1991
                                       - President, Alcoa Aluminio SA (Brazil) -- 1979 to 1994
                                       - Joined Alcoa -- 1969
                                       - Director of Citigroup (or predecessor) since 1997
                                       - Other Directorships: E. I. du Pont de Nemours and Company
                                       - Other Activities: The Ford Foundation (Trustee)

            GEORGE DAVID               CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                 59                    UNITED TECHNOLOGIES CORPORATION
       [PHOTO OF George David]         - Chairman of the Board, United Technologies Corporation --
                                         1997 to present
                                       - Chief Executive Officer -- 1994 to present
                                       - President -- 1992 to 1999
                                       - Director -- 1992 to present
                                       - Nominee for Director of Citigroup; no prior service as a
                                         Director of Citigroup
                                       - Other Activities: Wadsworth Atheneum Museum of Art (President), Institute
                                         for International Economics (member), National Academy Foundation
                                         (member), The Business Roundtable (member) and The Business Council
                                         (member)

           KENNETH T. DERR             CHAIRMAN OF THE BOARD, RETIRED
65                                     CHEVRONTEXACO CORPORATION
     [PHOTO OF KENNETH T. DERR]        - Chairman and Chief Executive Officer, Chevron Corporation -- 1989 to 1999
                                       - Vice Chairman -- 1985 to 1988
                                       - Director -- 1981 to 1999
                                       - President and Chief Executive Officer, Chevron USA Inc. -- 1979 to 1984
                                       - Vice President -- 1972 to 1979
                                       - Assistant to the President -- 1969 to 1972
                                       - Joined Chevron Corporation -- 1960
                                       - Director of Citigroup (or predecessor) since 1987
                                       - Other Directorships: AT&T Corp., Halliburton Company and Calpine
                                         Corporation
                                       - Other Activities: American Petroleum Institute (Director) and The
                                         Business Council (member)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
JOHN M. DEUTCH                         INSTITUTE PROFESSOR
63                                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                                       - Institute Professor, M.I.T. -- 1990 to present
[PHOTO OF JOHN M. DEUTCH]              - Director of Central Intelligence -- 1995 to 1996
                                       - Deputy Secretary, U.S. Department of Defense -- 1994
                                       - Under Secretary, U.S. Department of Defense -- 1993
                                       - Provost and Karl T. Compton Professor of Chemistry, M.I.T. -- 1985 to
                                         1990
                                       - Dean of Science, M.I.T. -- 1982 to 1985
                                       - Under Secretary, U.S. Department of Energy -- 1979 to 1980
                                       - Director, Energy Research of the U.S. Department of Energy -- 1978
                                       - Director of Citigroup (or predecessor) since 1996 (and 1987 to 1993)
                                       - Other Directorships: Ariad Pharmaceuticals, Inc., CMS Energy, Cummins
                                         Engine Company, Inc., Raytheon Company and Schlumberger, Ltd.

ALFREDO HARP HELU                      CHAIRMAN OF THE BOARD
58                                     GRUPO FINANCIERO BANAMEX
                                       - Chairman of the Board, Grupo Financiero Banamex Accival -- 1996 to
[PHOTO OF ALFREDO HARP HELU]             present
                                       - Chief Executive Officer, Grupo Financiero Banamex Accival -- 1996 to 1997
                                       - Vice Chairman, S.D. Indeval, Instituto para el Deposito de Valores
                                         (Depository Trust Company) -- 1988 to 1990
                                       - Chairman of the Board, Bolsa Mexicana de Valores (Mexican Stock
                                         Exchange) -- 1988 to 1990
                                       - Chairman of the Board, Asociacion Mexicana de Casas de Bolsa (Mexican
                                         Securities Industry Association) -- 1988 to 1990
                                       - Chairman of the Board, Instituto Mexicano del Mercado de Capitales
                                         (Equity Market Mexican Institute) -- 1988 to 1990
                                       - Chairman of the Board, Centro de Comunicacion Bursatil 2000
                                         (Communication 2000 Securities Center) -- 1988 to 1990
                                       - Co-founder, Casa de Bolsa Acciones y Valores de Mexico (Accival) -- 1971
                                       - Member of the Mexican Stock Exchange -- 1968 to present
                                       - Price Waterhouse y Cia -- 1964 to 1966
                                       - Other Directorships: Fomento Social Banamex (Chairman), Fomento Cultural
                                         Banamex (Chairman), Fondo Ecologico Banamex (Chairman)
                                       - Other Activities: Patronato Centro Cultural Santo Domingo de Oaxaca
                                         (Trustee), Instituto Cultural Mexicano Libanes (Trustee), Museo de
                                         Filatelia de Oaxaca (Trustee), Fideicomiso Amigos de Oaxaca (Trustee)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
ROBERTO HERNANDEZ RAMIREZ              CHAIRMAN OF THE BOARD
59                                     BANCO NACIONAL DE MEXICO
                                       - Chairman of the Board, Banco Nacional de Mexico -- 1996 to present
[PHOTO OF ROBERTO HERNANDEZ RAMIREZ]   - Chief Executive Officer, Banco Nacional de Mexico 1997-2001
                                       - Chairman of the Board, Grupo Financiero Banamex Accival -- 1991 to 1996
                                       - Co-founder, Casa de Bolsa Acciones y Valores de Mexico (Accival) -- 1971
                                       - Chairman of the Board, 1971 to present
                                       - Chairman of the Board, Investment fund companies operated by
                                         Accival -- 1971 to present
                                       - Chairman of the Board, Asociacion Mexicana de Bancos (Bankers
                                         Association) -- 1993 to 1994
                                       - Chairman of the Board, Bolsa Mexicana de Valores (Mexican Stock
                                         Exchange) -- 1974 to 1979
                                       - Member of the Mexican Stock Exchange -- 1968 to present
                                       - Other Activities: Patronato Economico y de Desarrollo de la Universidad
                                         Iberoamericana, Patronato del Museo Nacional de Arte, Instituto de
                                         Fomento e Investigacion Educativa, Consejo Mexicano de Hombres de
                                         Negocios, Centro Mexicano para la Filantropia, Fondo Valle de Bravo de
                                         Solidaridad, Patronato del Centro Historico (Trustee), Patronato del
                                         Museo de Arte del Estado de Veracruz (Trustee), Patronato del Hospital
                                         Infantil de Mexico "Federico Gomez" (Trustee), Patronato del Museo
                                         Dolores Olmedo Patino en Xochimilco (Trustee)

ANN DIBBLE JORDAN                      CONSULTANT
67                                     - Director of the Department of Social Services for the University of
                                         Chicago Medical Center -- 1986 to 1987
[PHOTO OF ANN DIBBLE JORDAN]           - Field Work Associate Professor at the School of Social Service
                                         Administration of the University of Chicago -- 1970 to 1987
                                       - Director of Social Services of Chicago Lying-in Hospital -- 1970 to 1985
                                       - Director of Citigroup (or predecessor) since 1989
                                       - Other Directorships: Johnson & Johnson Corporation and Automatic Data
                                         Processing, Inc.
                                       - Other Activities: The National Symphony Orchestra (Director), The
                                         Phillips Collection (Director), Child Welfare League (Director) and
                                         Catalyst (Director)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
REUBEN MARK                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER
63                                     COLGATE-PALMOLIVE COMPANY
                                       - Chairman of the Board and Chief Executive Officer, Colgate-Palmolive
[PHOTO OF REUBEN MARK]                   Company -- 1986 to present
                                       - Chief Executive Officer -- 1984 to 1986
                                       - President (Chief Operating Officer) -- 1983 to 1984
                                       - Director -- 1983 to present
                                       - Executive Vice President -- 1981 to 1983
                                       - Group Vice President -- 1979 to 1981
                                       - Vice President and General Manager, Household Products Division -- 1975
                                         to 1979
                                       - President and General Manager (Venezuela and Canada) -- 1970 to 1974
                                       - Joined Colgate-Palmolive Company -- 1963
                                       - Director of Citigroup (or predecessor) since 1996
                                       - Other Directorships: Pearson plc and AOL Time Warner Inc.
                                       - Other Activities: Catalyst (Director)

MICHAEL T. MASIN                       VICE CHAIRMAN AND PRESIDENT
57                                     VERIZON COMMUNICATIONS INC.
                                       - Vice Chairman and President, Verizon Communications Inc. -- 2000 to
[PHOTO OF MICHAEL T. MASIN]              present
                                       - President -- International, GTE Corporation -- 1995 to 2000
                                       - Vice Chairman -- 1993 to 2000
                                       - Director -- 1989 to 2000
                                       - Partner, O'Melveny & Myers -- 1977 to 1993
                                       - Director of Citigroup (or predecessor) since 1997
                                       - Other Directorships: Telus Communications, Inc., Puerto Rican Telephone
                                         Company and Genuity, Inc.
                                       - Other Activities: Carnegie Hall (Trustee), W.M. Keck Foundation (Trustee)
                                         and China-American Society (Trustee); Dean's Advisory Council of
                                         Dartmouth College (member) and Dean's Council of UCLA School of Law
                                         (member)

DUDLEY C. MECUM                        MANAGING DIRECTOR
67                                     CAPRICORN HOLDINGS, LLC
                                       - Managing Director, Capricorn Holdings, LLC -- 1997 to present
[PHOTO OF DUDLEY C. MECUM]             - Partner, G.L. Ohrstrom & Co. -- 1989 to 1996
                                       - Managing Partner, KPMG LLP (New York office) -- 1979 to 1985
                                       - Assistant Secretary of the Army (I&L) -- 1971 to 1973
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: Dyncorp, Lyondell Companies, Inc., Suburban Propane
                                         Partners MLP, CCC Information Services, Inc. and Mrs. Fields Famous
                                         Brands, Inc.

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
RICHARD D. PARSONS                     CO-CHIEF OPERATING OFFICER
53                                     AOL TIME WARNER INC.
                                       - Co-Chief Operating Officer, AOL Time Warner Inc. -- 2001 to present;
[PHOTO OF RICHARD D. PARSONS]            Chief Executive Officer designate, effective May 2002
                                       - Director, AOL Time Warner (or predecessor) -- 1991 to present
                                       - President, Time Warner Inc. -- 1995 to 2000
                                       - Chairman and Chief Executive Officer, Dime Savings Bank of New
                                         York -- 1991 to 1995
                                       - President and Chief Operating Officer -- 1988 to 1990
                                       - Associate, Partner and Managing Partner, Patterson, Belknap, Webb &
                                         Tyler -- 1977 to 1988
                                       - General Counsel and Associate Director, Domestic Council, White
                                         House -- 1975 to 1977
                                       - Deputy Counsel to the Vice President, Office of the Vice President of the
                                         United States -- 1975
                                       - Assistant and First Assistant Counsel to the Governor, State of New
                                         York -- 1971 to 1974
                                       - Director of Citigroup (or predecessor) since 1996
                                       - Other Directorships: Estee Lauder Companies Inc.

ANDRALL E. PEARSON                     FOUNDING CHAIRMAN AND CHAIRMAN OF THE
76                                     EXECUTIVE COMMITTEE
                                       TRICON GLOBAL RESTAURANTS, INC.
[PHOTO OF ANDRALL E. PEARSON]          - Founding Chairman and Chairman of the Executive Committee, Tricon Global
                                         Restaurants, Inc. -- 2001 to present
                                       - Chairman and Chief Executive Officer -- 1997 to 2000
                                       - Operating Partner, Clayton, Dubilier & Rice, Inc. -- 1993 to 1997
                                           Chairman of the Board and Director, Alliant Foodservice Inc., a
                                           subsidiary of Clayton, Dubilier & Rice, Inc.
                                            Director, KINKO's Inc., a subsidiary of Clayton, Dubilier & Rice, Inc.
                                       - Professor, Harvard Business School -- 1985 to 1993
                                           (currently Professor Emeritus)
                                       - President and Chief Operating Officer, PepsiCo, Inc. -- 1971 to 1984
                                       - Director of Citigroup (or predecessor) since 1986

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
ROBERT E. RUBIN                        DIRECTOR, MEMBER OF THE OFFICE OF THE CHAIRMAN AND
63                                     CHAIRMAN OF THE EXECUTIVE COMMITTEE
                                       CITIGROUP INC.
[PHOTO OF ROBERT E. RUBIN]             - Member of the Office of the Chairman and Chairman of the Executive
                                         Committee, Citigroup Inc. -- 1999 to present
                                       - Secretary of the Treasury of the United States -- 1995 to 1999
                                       - Assistant to the President for Economic Policy -- 1993 to 1995
                                       - Co-Senior Partner and Co-Chairman, Goldman, Sachs & Co. -- 1990 to 1992
                                       - Vice-Chairman and Co-Chief Operating Officer -- 1987 to 1990
                                       - Management Committee -- 1980
                                       - General Partner -- 1971
                                       - Joined Goldman, Sachs & Co. -- 1966
                                       - Director of Citigroup since 1999
                                       - Other Directorships: Ford Motor Company and Insight Capital Partners
                                         (Advisory Board)
                                       - Other Activities: Local Initiatives Support Corporation (Chairman) and
                                         The Mount Sinai School of Medicine (Trustee)

FRANKLIN A. THOMAS                     FORMER PRESIDENT
67                                     THE FORD FOUNDATION
                                       - President, The Ford Foundation -- 1979 to 1996
[PHOTO OF FRANKLIN A. THOMAS]          - Private practice of law -- 1978 to 1979
                                       - President, Bedford-Stuyvesant Restoration Corporation -- 1967 to 1977
                                       - Director of Citigroup (or predecessor) since 1970
                                       - Other Directorships: Alcoa Inc., Cummins Engine Company, Inc., Lucent
                                         Technologies, Inc., Pepsico, Inc., CONOCO Inc. and Avaya Inc.
                                       - Other Activities: September 11th Fund (Chairman)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
SANFORD I. WEILL                       CHAIRMAN
68                                     CHIEF EXECUTIVE OFFICER
                                       CITIGROUP INC.
[PHOTO OF SANFORD I. WEILL]            - Chairman and Chief Executive Officer, Citigroup Inc. -- 1998 to present
                                       - Member of the Office of the Chairman -- 1999 to present
                                       - Chairman of the Board and Chief Executive Officer, Travelers
                                         Group -- 1986 to 1998
                                       - President -- 1986 to 1991
                                       - President, American Express Company -- 1983 to 1985
                                       - Chairman of the Board and Chief Executive Officer, American Express
                                         Insurance Services, Inc. -- 1984 to 1985
                                       - Chairman of the Board, Shearson Lehman Brothers Holdings Inc. -- 1984 to
                                         1985
                                       - Chairman of the Board and Chief Executive Officer, or a principal executive officer, Shearson Lehman Brothers Inc. -- 1965 to 1984
                                       - Founding Partner, Shearson Lehman Brothers Inc.'s predecessor partnership -- 1960 to 1965
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: AT&T Corp. and United Technologies Corp.
                                       - Other Activities: The Business Roundtable (member), The Business Council
                                         (member), Board of Directors, Federal Reserve Bank of New York
                                         (Director), Board of Trustees, Carnegie Hall (Chairman), Baltimore
                                         Symphony Orchestra (Director), Board of Governors of New York Hospital
                                         (member), Board of Overseers of the Joan and Sanford I. Weill Medical
                                         College & Graduate School of Medical Sciences of Cornell University
                                         (Chairman), The New York and Presbyterian Hospitals (Trustee), Cornell
                                         University's Johnson Graduate School of Management Advisory Council
                                         (member), Cornell University (Trustee Emeritus), National Academy
                                         Foundation (Chairman) and United States Treasury Department's Working
                                         Group on Child Care (member)

ARTHUR ZANKEL                          MANAGING MEMBER
70                                     HIGH RISE CAPITAL ADVISORS, LLC
                                       - Managing Member, High Rise Capital Advisors, LLC -- 2000 to present
[PHOTO OF ARTHUR ZANKEL]               - Co-Managing Partner, First Manhattan Co. -- 1979 to 1997
                                       - General Partner, First Manhattan Co. -- 1965 to 1999
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: White Mountains Insurance Group Ltd.
                                       - Other Activities: Carnegie Hall (Vice Chairman), Teachers College
                                         (Trustee) and UJA-Federation (Trustee)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------

THE HONORABLE                          FORMER PRESIDENT OF THE UNITED STATES
GERALD R. FORD,                        - President of the United States -- August 1974 through January 1977
HONORARY DIRECTOR*                     - Vice President of the United States -- December 1973 through August 1974
88                                     - Director or Honorary Director of Citigroup (or predecessor) since 1986
                                       - Other Positions: American Express Company (Advisor to the Board)
[PHOTO OF GERALD R. FORD]
                                       *The Hon. Gerald R. Ford is an honorary director and as such is appointed by the Board and does not stand for election.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors met 10 times in 2001. Each director attended at least 75 percent of the total number of meetings of the board of directors and board committees of which he or she was a member in 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the board of directors are:

The executive committee, which acts on behalf of the board if a matter requires board action before a meeting of the full board can be held.

The audit committee, which among other things:

- reviews the audit plans and findings of the independent auditors and Citigroup's internal audit and risk review staff, and the results of regulatory examinations, and tracks management's corrective action plans where necessary;

- reviews Citigroup's financial statements, including any significant financial items and/or changes in accounting policies, with Citigroup's senior management and independent auditors;

- reviews risk and control issues, Citigroup's compliance programs and significant tax and legal matters; and

- recommends to the board the annual appointment of independent auditors and evaluates their independence and performance.

Subcommittees of the audit committee cover Citigroup's corporate and investment banking businesses and consumer business, including the emerging markets, and insurance business.

The Audit Committee charter is attached to this proxy statement as Annex A.

The public affairs committee, which reviews Citigroup's relationship with external constituencies and how Citigroup is viewed by those constituencies. The committee reviews Citigroup's policies, postures and programs that relate to public issues of significance to Citigroup and the public at large. These include the impact of business and business practices on the communities where Citigroup does business, its ethics and business code of conduct, employee diversity and other significant public policy issues.

The personnel, compensation and directors committee, which evaluates the efforts of Citigroup and the board of directors to maintain effective corporate governance practices and identifies candidates for election to the board of directors. The committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to Citigroup's Secretary, will be referred to the committee for consideration. The committee reviews the compensation actions for senior management, which includes the management committee, members of the business planning groups and the most senior members of corporate staff. The committee is responsible for establishing compensation for the members of the Office of the Chairman, reviews the compensation structure for senior management and approves all compensation for Citigroup's executive officers. The committee is assisted by an independent compensation consulting firm. The committee also approves broad-based and special compensation plans across Citigroup.

All of the committees except the executive committee are comprised entirely of non-management directors.

The following table shows the current membership of each committee and the number of meetings held by each committee during 2001.

                                                           PERSONNEL,
                                                          COMPENSATION
DIRECTOR                EXECUTIVE  AUDIT  PUBLIC AFFAIRS  AND DIRECTORS
-----------------------------------------------------------------------
Mr. Armstrong                        X
Mr. Belda                            X
Mr. Bialkin                 X                   X
Mr. Derr                    X        X
Mr. Deutch                           X          X
Mr. Harp Helu
Mr. Hernandez Ramirez
Ms. Jordan                                      X               X
Mr. Lipp                                        X
Mr. Mark                             X          X
Mr. Masin                                       X               X
Mr. Mecum                   X      Chair
Mr. Parsons                                                     X
Mr. Pearson                                                     X
Mr. Rubin                 Chair
Mr. Thomas                  X                 Chair             X
Mr. Weill                   X
Mr. Zankel                  X                                 Chair
2001 meetings               0        8          4               6

PERSONNEL, COMPENSATION AND DIRECTORS
COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION AND CERTAIN RELATIONSHIPS

The persons shown above as the members of the personnel, compensation and directors committee were the only members of the committee during 2001.

Except for Mr. Harp Helu, Mr. Hernandez Ramirez, Mr. Lipp, Mr. Rubin and Mr. Weill, no director or nominee is a current or former officer or employee of Citigroup or any of its subsidiaries.

DIRECTORS' COMPENSATION

Directors' compensation is determined by the board. Since its initial public offering in 1986, Citigroup has paid outside directors in common stock, to assure that the directors have an ownership interest in common with other stockholders. Outside directors and the honorary director currently receive an annual retainer of $125,000, payable either 100% in common stock, receipt of which may be deferred at the director's election, or up to 50% in cash to cover taxes and the remainder in common stock. Directors may elect to receive all or a portion of this compensation in the form of an option to purchase shares of Citigroup common stock. The number of shares in the option grant are calculated by dividing the dollar amount elected by one-third of the fair market value of Citigroup common stock on the grant date. The exercise price of the option is the closing price of Citigroup common stock on the New York Stock Exchange on the trading day immediately preceding the grant date. The options vest and become exercisable in two equal annual installments beginning one year from the grant date and expire ten years after the grant date.

In addition, outside directors and the honorary director receive an annual option grant to purchase 5,000 shares of Citigroup common stock. The calculation of the exercise price and other terms of these options are identical to those described in the previous paragraph.

Except as described below, directors receive no additional compensation for participation on board committees and subcommittees. Committee and subcommittee chairs receive additional compensation of $15,000, except for the chair of the audit committee, who receives $25,000. This additional compensation is paid in the same manner as the annual retainer. Additional compensation for special assignments is determined on a case by case basis, but no such additional compensation was paid to any director in 2001; however, Mr. Lipp received $158,152 and certain additional benefits in consideration of his services as Chairman of TPC from January 2001 to October 2001 and Messrs. Harp Helu and Hernandez Ramirez received $30,578 and $33,826, respectively, of benefits in connection with their services to Grupo Financiero Banamex from October 2001 to December 2001.

Directors who are employees of Citigroup or its subsidiaries do not receive any compensation for their services as directors.

AUDIT COMMITTEE REPORT

In accordance with its written charter, which was approved in its current form by the Board of Directors on October 16, 2001, the Audit Committee assists the Board in oversight of the accounting, auditing, and financial reporting practices of Citigroup. A copy of the Audit Committee charter is attached to Citigroup's proxy statement as Annex A.

The Audit Committee consists of six independent members (as independence is defined by the rules of the New York Stock Exchange and the Federal Deposit Insurance Corporation).

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. Citigroup's independent auditors are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

During fiscal 2001, the Audit Committee had eight meetings (in addition, the Global Consumer Audit Subcommittee and the Global Corporate and Investment Bank Audit Subcommittee each had four meetings and the Global Insurance Audit Subcommittee had six meetings). The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and Citigroup's independent auditors, KPMG LLP. Among other things, the Audit Committee discussed with Citigroup's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their evaluations of Citigroup's internal controls. The Audit Committee also discussed with Citigroup's independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

The Audit Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2001 with management, the internal auditors, and Citigroup's independent auditors.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Citigroup that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG for audit and non-audit services and considered whether the provision of non-audit services by KPMG is compatible with maintaining KPMG's independence. KPMG did not provide any financial information systems design or implementation services to Citigroup during the fiscal year ended December 31, 2001.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee char-ter, the Audit Committee recommended to the Board of Directors that Citigroup's audited consolidated financial statements be included in Citigroup's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:
Dudley C. Mecum (Chairman)
C. Michael Armstrong
Alain J.P. Belda
Kenneth T. Derr
John M. Deutch
Reuben Mark

REPORT OF THE PERSONNEL, COMPENSATION AND
DIRECTORS COMMITTEE ON EXECUTIVE COMPENSATION

COMMITTEE RESPONSIBILITIES. The Personnel, Compensation and Directors Committee (the "Committee") is responsible, among other things, for evaluating the efforts of the Company and the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Company's Board of Directors. The Committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to the Secretary of the Company, will be referred to the Committee for consideration. The Committee sets the compensation for the Office of the Chairman. In addition, the Committee reviews the compensation structure for senior management which includes members of the business planning groups and the most senior members of corporate staff and approves the compensation of all highly paid officers. Further, the Committee approves broad-based and special compensation plans across the Company. In executing its compensation responsibilities, the Committee utilizes the assistance of an independent compensation consulting firm. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

STATEMENT OF PHILOSOPHY. The Company seeks to attract and retain highly qualified employees at all levels, and in particular, those whose performance is most critical to the Company's success. To accomplish this, the Company is willing to provide superior compensation for superior performance. Such performance is generally measured on the performance of a business unit or on the performance of the Company as a whole, or using both criteria, as the nature of an executive's responsibilities may dictate. Factors considered include earnings, earnings per share, return on equity, return on capital, return on assets, balance sheet and capital strength, risk containment, franchise expansion, customer satisfaction, adherence to corporate values and contributions to both operating unit and Company-wide achievement. In conducting its assessment, the Committee reviews changes in the Company's and its individual business units' overall financial results over time, as well as similar data for comparable companies to the extent available. The Chief Executive Officer presents to the Committee his assessment of executives, their accomplishments, and individual and corporate performance.

STOCK OWNERSHIP COMMITMENT. It is the Company's longstanding policy to strongly encourage stock ownership by both directors and senior management as it serves to closely align the interests of management with those of the stockholders. This policy is a unique and distinguishing characteristic of the Company, encouraging ownership in the following ways:

- at least 50% and, at the director's election, up to 100% of directors' fees are paid in Company stock or in Company stock options

- a broad group of employees, including all members of senior management, are paid an annual bonus in the form of restricted or deferred Company stock at the same time cash incentives are paid

- periodic stock option grants are made globally, with over 145,000 employees currently holding an outstanding option grant

- employees below the senior management level are provided the opportunity to own stock through various broad-based stock option programs, the 401(k) Plan and a global stock purchase program.

As noted above, to further underscore the Company's commitment to stock ownership, all members of the Board of Directors and senior executives have committed to hold at least 75% of any Company stock owned by them on the date they agree to the commitment and awarded to them in the future, subject to certain minimum ownership guidelines, as long as they remain directors or senior executives (the "Stock Ownership Commitment"). Senior executives include those members of senior management who comprise the Management Committee, members of the business planning groups and the most senior members of corporate staff. The only exceptions to the Stock Ownership Commitment are gifts to charity, limited estate planning transactions with family members and transactions with the Company itself in connection with exercising options or paying withholding taxes under stock option and restricted or deferred stock plans. The Committee believes that this Stock Ownership Commitment has played, and will continue to play, a significant part in driving the Company's success in creating value for its stockholders.

COVERED EXECUTIVE COMPENSATION. To secure the deductibility of bonuses awarded to the five executives (the "Covered Executives") named in the Summary Compensation Table that follows this report, bonuses to these executives have been awarded under the 1999 Citigroup Executive Performance Plan (the "Compensation Plan"), except Mr. Rubin whose compensation is governed by an employment agreement (the "Employment Agreement") which is described on page 30 of the Company's proxy statement. The Compensation Plan was approved by stockholders in 1999 and establishes certain performance criteria for determining the maximum amount of bonus compensation available for the Covered Executives. Under the Compensation Plan, the creation of any bonus pool for Covered Executives is contingent upon the Company achieving at least a 10% return on equity, as defined in the plan. The amount of the bonus pool is calculated based upon the extent to which the return on equity equals or exceeds the 10% minimum threshold.

The Compensation Plan further establishes that the maximum percentage of the bonus pool that may be awarded to a Covered Executive is 30%. The Committee may award a bonus to the Chief Executive Officer in an amount equal to a maximum of 30% of the bonus pool. The total of the maximum percentages for all Covered Executives shall not exceed 100% of the bonus pool. The Committee nevertheless has the discretion to reduce or eliminate payments under the Compensation Plan to account for results relative to subjective factors, including an executive's individual performance.

The maximum bonus pool for 2001 for the Covered Executives of the Company, other than Mr. Rubin, was approximately $198.4 million. The amount awarded to them from the bonus pool was approximately $48.9 million, which represents less than 25% of the amount permitted to be awarded to the Covered Executives, other than Mr. Rubin, under the Compensation Plan.

COMPONENTS OF COMPENSATION. Compensation of executive officers consists of base salary, discretionary bonus awards, which include both cash awards and awards of restricted or deferred stock, and stock option grants. Executive officers also participate in benefit plans available to employees generally. Examination of competitors' pay practices is conducted periodically to ensure that the Company's compensation policies continue to enable it to attract outstanding new people, and motivate and retain current valuable employees. Consistent with the Company's compensation policies, each executive officer received a restricted or deferred stock award equal to 25% of his or her total annual compensation.

Bonuses are discretionary for all of the Covered Executives, other than Mr. Rubin whose compensation is governed by his Employment Agreement. However, bonuses for the Covered Executives, other than Mr. Rubin, are subject to certain maximum amounts as specified in the Compensation Plan. Bonuses generally represent a substantial part of total compensation for the Company's executives. Because bonuses are awarded in the form of cash and restricted or deferred stock, bonus awards are not only a short-term reward but also a long-term incentive designed to increase retention and relate directly to the enhancement of stockholder value. The vesting period applicable to awards of restricted
 22
or deferred stock to executives is three years in furtherance of the long-term nature of such awards.

2001 COMPENSATION. 2001 was a year in which the Company continued to grow despite unprecedented challenges from both the economy and the terrorist attack of September 11. Unlike many of its peers, the Company managed a small increase in earnings for the year after absorbing significant unusual charges. These earnings, a record for the Company, resulted in a return on shareholders' equity of approximately 20%. The Company's consumer and emerging markets businesses were exceedingly strong while its other businesses, exclusive of property-casualty insurance, managed small increases as well. A significant strategic acquisition in Mexico, Banamex, should enhance the Company's long-term prospects internationally.

The Committee believes that management performed exceedingly well under these unusually difficult circumstances and that the leadership of Mr. Weill was central to this performance.

THE PERSONNEL, COMPENSATION AND DIRECTORS COMMITTEE:
Arthur Zankel (Chair)
Ann Dibble Jordan
Michael T. Masin
Richard D. Parsons
Andrall E. Pearson
Franklin A. Thomas

EXECUTIVE COMPENSATION

COMPENSATION TABLES

The tables on pages 24 to 28 profile Citigroup's compensation for the Chief Executive Officer and its four other most highly compensated executive officers (the covered executives), including salaries and bonuses paid during the last three years and 2001 option grants and exercises. The form of the tables is set by SEC regulations.

Summary Compensation Table

The following table shows the compensation of the covered executives for 1999, 2000 and 2001. Share numbers have been restated to eliminate fractional shares held by covered executives as a result of stock dividends paid in 1993, 1996, 1997, 1999 and 2000 as well as the merger with The Travelers Corporation (1993), the merger with Salomon Inc (1997) and the merger of Travelers Group and Citicorp to form Citigroup (the Citigroup merger) (1998).

SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                            ANNUAL COMPENSATION                           SECURITIES
                                                                OTHER       RESTRICTED    UNDERLYING
    NAME AND PRINCIPAL                                          ANNUAL        STOCK      STOCK OPTIONS    ALL OTHER
       POSITION AT                                           COMPENSATION     AWARDS      (NUMBER OF     COMPENSATION
    DECEMBER 31, 2001       YEAR  SALARY($)     BONUS($)        ($)(A)        ($)(B)        SHARES)         ($)(C)
---------------------------------------------------------------------------------------------------------------------
 Sanford I. Weill           2001  $1,000,000   $16,986,748     $683,684     $8,017,669        619,095       $6,858
 Chairman and CEO           2000   1,000,000    18,484,414      449,404      8,687,442     18,177,203        6,858
                            1999   1,000,000     8,732,474      448,577      4,356,698      9,157,845        2,022

 Michael A. Carpenter       2001     800,000     8,406,250            0      4,091,667        312,486            0
 Chairman and CEO,          2000     800,000     8,805,520            *      4,259,304      1,210,403            0
 Citigroup Corporate and    1999     600,000     5,082,016            *      2,525,310        657,822            0
 Investment Bank and
 Salomon Smith Barney

 Victor J. Menezes          2001     800,000     3,925,000            *      1,575,000        237,333        1,811
 Chairman and CEO,          2000     800,000     4,300,053            *      1,699,947        394,266        2,070
 Citibank, N.A.             1999     800,000     2,800,036            *      1,199,965        148,959       37,303

 Robert E. Rubin (D)        2001   1,000,000    10,250,000      159,050      5,000,000        100,000        3,564
 Director, Chairman of the  2000   1,000,000    10,250,018      259,507      4,999,973      2,000,000        3,564
 Executive Committee and    1999     183,333     1,881,976            *        917,899      2,000,000          165
 Member of the Office of
 the Chairman

 Robert B. Willumstad       2001     500,000     3,962,500            *      1,983,333        211,352        2,322
 President; Chairman and    2000     500,000     1,944,375            *        805,625        762,430        2,322
 CEO, Global Consumer       1999     350,000     1,417,500            *        582,500        475,950          426
 Business; Head, Global
 Consumer Lending

Notes to Summary Compensation Table

  (A) Except as shown in this column, no executive officer received other annual compensation during 2001 required to be shown in this column. Mr. Weill's other compensation includes $359,995 for required use of company transportation and Mr. Rubin's other compensation includes $159,050 for use of company transportation. An asterisk (*) indicates that the total amount of perquisites or personal benefits paid to an executive officer during the referenced year was less than $50,000, the minimum, under SEC rules, an executive must have received before any amount is required to be shown in this column.

  (B) Restricted stock awards are made under Citigroup's capital accumulation program (CAP). Generally, awards of restricted stock under CAP are discounted 25% from market value to reflect restrictions on transfer. All of the covered executives participate in CAP, with 25% of their annual cash compensation (salary and bonus) paid in restricted stock. However, under the terms of the CAP program, which provides that Citicorp employees who are grandfathered in the Citibank Retirement Plan are not entitled to receive discounted stock awards, none of Mr. Menezes' stock awards were discounted. CAP is mandatory

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

for Citigroup senior management and certain other employees.

Under CAP, a recipient may not transfer restricted stock for three years after the award. If the recipient is still employed by Citigroup at the end of three years, the restricted stock becomes fully vested and freely transferable (subject to the stock ownership commitment described above). From the date of award, the recipient can direct the vote on the restricted stock and receives regular dividends.

As of December 31, 2001 (excluding awards that vested in January 2002, but including awards made in February 2002), total holdings of restricted stock of Citigroup and the market value of such shares for the covered executives was:

                                       MARKET
EXECUTIVE                 SHARES        VALUE
------------------------------------------------
Mr. Weill                 446,377    $22,533,111
Mr. Carpenter             231,847     11,703,636
Mr. Menezes                95,887      4,840,376
Mr. Rubin                 227,033     11,460,625
Mr. Willumstad             83,031      4,191,405

The market price at December 31, 2001 was $50.48 per share. All shares were awarded under CAP.

  (C) Includes supplemental life insurance paid by Citigroup. For Mr. Menezes for 1999, includes cash compensation earned under the Citicorp Savings Incentive Plan. Amounts in excess of contribution limits established by the IRS were paid to Mr. Menezes in cash. This program is no longer available to senior executives.

  (D) As Mr. Rubin became an officer and director of Citigroup on October 26, 1999, his 1999 compensation is for the period from October 26, 1999 through December 31, 1999.

Stock Options Granted Table

The following table shows 2001 stock option grants to the covered executives. All 2001 stock option grants, including reload options, were made under the Citigroup 1999 Stock Incentive Plan. The value of stock options depends upon a long-term increase in the market price of the common stock: if the stock price does not increase, the options will be worthless; if the stock price does increase, the increase will benefit all stockholders.

The table describes options as either "initial" or "reload." Unless otherwise stated:

- The per share exercise price of all options is the closing price on the New York Stock Exchange (the NYSE) on the trading day before the option grant.

- Initial options generally vest in cumulative installments of 20% per year over a five year period and remain exercisable until the tenth anniversary of the grant.

Reload Options

Under the reload program, option holders can use Citigroup common stock they have owned for at least six months to pay the exercise price of their options and have shares withheld for the payment of income taxes due on exercise. They then receive a new reload option to make up for the shares they used or had withheld.

Reload options maintain the option holder's commitment to Citigroup by maintaining as closely as possible the holder's net equity position - the sum of shares owned and shares subject to option.

The personnel, compensation and directors committee determines at the time of grant whether an option may be exercised under the reload program, and may amend the program guidelines at any time. For optionees who are eligible to participate in the reload program, the issuance of a reload option is not a new discretionary grant by Citigroup. Rather, the issuance results from rights that were granted to the option holder as part of the initial option grant. The reload option does not vest (i.e., become exercisable) for six months and expires on the expiration date of the initial grant.

2001 OPTION GRANTS

                                  INDIVIDUAL GRANTS
                                                 % OF TOTAL
                             NUMBER OF        OPTIONS GRANTED
                         SHARES UNDERLYING    TO ALL EMPLOYEES    EXERCISE OR                  GRANT DATE
                        OPTIONS GRANTED(A)        IN 2001         BASE PRICE     EXPIRATION   PRESENT VALUE
NAME                    INITIAL     RELOAD    INITIAL   RELOAD   ($ PER SHARE)      DATE         ($)(B)
-----------------------------------------------------------------------------------------------------------
 Sanford I. Weill        125,000                .20                $53.1250        1/16/11     $ 1,525,964
                                     494,095             3.62       46.2500       11/02/08       2,107,898
                       ---------  ----------   ----     -----                                  -----------
 Total                   125,000     494,095    .20      3.62                                    3,633,862
                       =========  ==========   ====     =====                                  ===========
 Michael A. Carpenter    100,000                .16                 53.1250        1/16/11       1,220,771
                                      53,041              .40       54.9375        2/03/05         341,441
                                      22,112              .16       45.5200       11/01/06          93,191
                                     137,333             1.01       46.2500       11/02/08         585,887
                       ---------  ----------   ----     -----                                  -----------
 Total                   100,000     212,486    .16      1.57                                    2,241,290
                       =========  ==========   ====     =====                                  ===========
 Victor J. Menezes       100,000                .16                 53.1250        1/16/11       1,220,771
                                     137,333             1.01       46.2500       11/02/08         585,887
                       ---------  ----------   ----     -----                                  -----------
 Total                   100,000     137,333    .16      1.01                                    1,806,658
                       =========  ==========   ====     =====                                  ===========
 Robert E. Rubin         100,000                .16                 53.1250        1/16/11       1,220,771
                       =========               ====                                            ===========
 Robert Willumstad       100,000                .16                 53.1250        1/16/11       1,220,771
                                      13,193              .10       54.9375        1/28/08          84,927
                                      13,457              .10       55.1875        1/28/08          86,372
                                      84,702              .62       46.2500       11/02/08         361,354
                       ---------  ----------   ----     -----                                  -----------
                         100,000     111,352    .16       .82                                    1,753,424
                       =========  ==========   ====     =====                                  ===========

Notes to Option Grants Table

  (A) The total options outstanding at the end of 2001 for each covered executive is shown as "Number of Shares Underlying Unexercised Options at 2001 Year-End" in the table "2001 Aggregated Option Exercises and Year-End Option Values" below.

  (B) The "Grant Date Present Value" numbers in the table were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing the model:

- Stock price volatility was calculated using the closing price of Citigroup common stock on the NYSE for the year before the option grant date.

- The risk-free interest rate for each option grant was the interpolated market yield on the date of grant on a Treasury bill with a term identical

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

  to the subject estimated option life, as reported by the Federal Reserve.

- The dividend yield (based upon the actual annual dividend rate during 2001) was assumed to be constant over the life of the option.

- For reload options, which vest six months after the date of grant, exercise was assumed to occur approximately twelve months after the grant date, based on each individual's historical experience of the average period between the grant date and exercise date.

- For options that vest at a rate of 20% per year, exercise was assumed to occur approximately three and one-half years after the grant date, based on an estimate of the respective average period between the grant date and exercise date.

- The values arrived at through the Black-Scholes model were discounted by 18.75% to reflect the reduction in value (as measured by the estimated cost of protection) of the options for senior management due to the holding requirements of the stock ownership commitment. For purposes of calculating the discount, a five year holding period was assumed even though a particular executive may be a member of senior management for more or less than five years.

Option Exercises Table

The following table shows the aggregate number of shares underlying options exercised in 2001 and the value at year-end of outstanding options, whether or not exercisable.

2001 AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                                              VALUE OF UNEXERCISED
                                                                  NUMBER OF SHARES           IN-THE-MONEY OPTIONS AT
                                                               UNDERLYING UNEXERCISED          2001 YEAR-END($)(C)
                                                              OPTIONS AT 2001 YEAR-END
                        SHARES ACQUIRED     VALUE REALIZED
NAME                     ON EXERCISE(A)         ($)(B)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
 Sanford I. Weill           700,000          $15,925,000      9,677,950      2,339,095       $605,517     $40,085,622
 Michael A. Carpenter       300,373            6,473,540        749,207        766,112        152,174      11,557,127
 Victor J. Menezes          751,667           28,145,735      1,122,599        744,000     22,887,392      11,447,452
 Robert E. Rubin                  0                    0      1,200,000      2,900,000     11,696,500      17,544,750
 Robert B. Willumstad       154,629            3,481,950        484,241        539,369        151,591       7,917,363

Notes to Option Exercises Table

  (A) This column shows the number of shares underlying options exercised in 2001 by the covered executives. The actual number of shares received by these individuals from options exercised in 2001 (net of shares used to cover the exercise price and withheld to pay income tax) was:

EXECUTIVE                               SHARES
-----------------------------------------------
 Mr. Weill..........................    205,905
 Mr. Carpenter......................     87,886
 Mr. Menezes........................    299,330
 Mr. Rubin..........................          0
 Mr. Willumstad.....................     43,277

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

  (B) "Value Realized" is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. "Value Realized" numbers do not necessarily reflect what the executive might receive if he or she sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option. All of the covered executives have made the stock ownership commitment (described above) to hold at least 75% of their Citigroup stock while they are members of senior management.

  (C) "Value of Unexercised In-the-Money Options" is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options at the end of 2001 multiplied by the difference between the exercise price for the grant and the year-end market price, excluding grants for which the difference is equal to or less than zero.

RETIREMENT PLANS

Qualified Pension Plan

Citigroup's domestic employees are covered by the Citigroup pension plan. Prior to January 1, 2002, different formulas applied depending upon a given employee's specific employment history with Citigroup. Effective January 1, 2002, this plan provides a single benefit formula for most of the covered population. Employees become eligible to participate in the Citigroup pension plan after one year of service, and benefits under the Citigroup pension plan generally vest after 5 years of service. The normal form of benefit under the Citigroup pension plan is a joint and survivor annuity (payable over the life of the participant and spouse) for married participants, and a single life annuity (payable for the participant's life only) for single participants. Other forms of payment are also available.

The Citigroup cash balance benefit is expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 1.5% and 6%; the rate increases with age and service. Interest credits are applied annually to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds. Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum.

Mr. Menezes accrued benefits in accordance with a prior plan formula. Under this formula, the benefit is generally equal to 2% of final average salary over a five-year period for each year of service up to 30 years plus 0.75% for each year of service over 30 years (up to a maximum of 5 additional years), less a portion of the primary Social Security amount.

Nonqualified Pension Plans

Effective January 1, 2002, Citigroup's nonqualified pension programs no longer provide accruals for most employees covered by Citigroup's qualified pension plan. Prior to 2002, these nonqualified programs provided retirement benefits for compensation in excess of the Internal Revenue Code compensation limit ($200,000 for 2002), or in respect of benefits accrued in excess of the Internal Revenue Code benefit limit ($160,000 for 2002).

Mr. Menezes continues to accrue nonqualified benefits under the grandfathered formula described above. The supplemental nonqualified plan covering Mr. Menezes was amended in 1999 to limit covered compensation. The annual compensation covered under this plan is limited by a cap determined based on 1998 compensation levels. This cap increases by 6% for each year after 1998. The covered compensation for Mr. Menezes is $2,024,727 for 2001 and $2,146,211 for 2002.

In addition to these programs, there is a supplemental retirement plan that provided additional pension benefits to certain employees for service through the end of 1993. Messrs. Weill and Willumstad participated in this program.

Estimated Annual Benefit Under All Plans

The estimated annual benefit provided in total by all plans described above, expressed in the form of a single life annuity, is as follows:

---------------------------------------
               YEARS OF
               SERVICE    ESTIMATED
               THROUGH     ANNUAL
    NAME         2001      BENEFIT
---------------------------------------
 Mr. Weill        15      $673,724
---------------------------------------
 Mr.
   Carpenter       6        23,114
---------------------------------------
 Mr. Menezes      29      1,357,368
---------------------------------------
 Mr. Rubin         2         5,653
---------------------------------------
 Mr.
   Willumstad     15        91,152
---------------------------------------

These estimates are based on the following assumptions:

- The benefit is determined as of age 65 (or current age if older);

- Covered compensation for each covered executive remains constant at 2001 levels;

- Regulatory limits on compensation and benefits, and the Social Security Wage Base remain constant at 2002 levels;

- The interest credit rate for cash balance benefits for 2002 (5.5%) remains constant; and

- The interest rate used to convert hypothetical account balances to annual annuities for 2002 (5.5%) remains constant.

EMPLOYMENT PROTECTION AGREEMENTS

In 1986 Citigroup's predecessor entered into an agreement with Mr. Weill (amended in 1987 and 2001), which provides that Mr. Weill will receive an annual salary, incentive participation and employee benefits as determined from time to time by the board. The agreement contains automatic one-year renewals (unless notice of nonrenewal is given by either party). If Mr. Weill's employment is terminated as a result of illness, disability or otherwise without cause by Citigroup, or following Mr. Weill's retirement from Citigroup, all of his stock options will vest and remain exercisable for their full respective terms. Following such termination or retirement, Mr. Weill shall be subject to certain non-competition, non-hire and other provisions in favor of Citigroup. Such provisions shall be applicable for the remainder of his life, subject to his ability to opt out after a minimum period of ten years following such termination or retirement. So long as he does not opt out of such provisions, he shall be entitled to receive a supplemental pension benefit equal to a $350,000 lifetime annuity and certain other employee benefits and perquisites, including access to Citigroup facilities and services comparable to those currently made available to him by Citigroup. In addition, for a period of at least ten years following such retirement, Mr. Weill will be required to provide consulting services and advice to Citigroup for up to 45 days per year for which he will be paid a daily fee for such services equal to his salary rate at the time of his retirement.

Mr. Rubin is party to an employment agreement dated as of October 26, 1999 (amended in 2002), under which he has agreed to serve as Director, Chairman of the Executive Committee and a member of the Office of the Chairman of Citigroup. The agreement provides that Mr. Rubin will receive a base salary of $1 million annually and a bonus for each of 2000, 2001 and 2002 of $14 million, which bonus amounts are being deferred. As reflected in the summary compensation table, these amounts were prorated for 1999. The agreement provides for a grant in each of 1999 and 2000 of 1.5 million Citigroup stock options, which after giving effect to the 4-for-3 stock split paid on August 25, 2000, is equivalent to 2 million options, and certain other benefits. Upon reaching age 65, Mr. Rubin's combined age and service shall be deemed to satisfy the requirements for retirement for the purposes of all plans and programs of Citigroup (other than any pension plans sponsored by Citigroup or any of its affiliates). If Mr. Rubin's employment is terminated without cause, or under certain circumstances, the agreement provides for certain continued payments and vesting of stock options and CAP awards. Following any termination, Mr. Rubin would be subject to certain confidentiality and other provisions in favor of Citigroup.

INDEBTEDNESS

Before and during 2001, certain executive officers have incurred indebtedness to Salomon Smith Barney, a wholly owned subsidiary of Citigroup and a registered broker-dealer, and/or other broker/dealer subsidiaries of Citigroup, on margin loans against securities accounts. The margin loans were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions for other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Certain transactions involving loans, deposits, credit cards and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions occurred during 2001 between Citibank and other Citigroup banking subsidiaries on the one hand and certain directors or executive officers of Citigroup, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the directors, the executive officers or their family members on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

The board of directors has selected KPMG LLP as the independent auditors of Citigroup for 2002. KPMG has served as the independent auditors of Citigroup and its predecessors since 1969. Arrangements have been made for a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

The selection of KPMG as Citigroup's auditors must be ratified by a majority of the votes cast at the annual meeting.

DISCLOSURE OF AUDITOR FEES

The following is a description of the fees billed to Citigroup by KPMG during the year ended December 31, 2001:

Audit Fees: Audit fees paid by Citigroup to KPMG in connection with KPMG's review and audit of Citigroup's annual financial statements for the year ended December 31, 2001 and KPMG's review of Citigroup's interim financial statements included in Citigroup's Quarterly Reports on Form 10-Q during the year ended December 31, 2001 totaled approximately $24.7 million.

Financial Information Systems Design and Implementation Fees: Citigroup did not engage KPMG to provide advice to Citigroup regarding financial information systems design and implementation during the year ended December 31, 2001.

All Other Fees: Fees billed to Citigroup by KPMG during the year ended December 31, 2001 for all other services rendered to Citigroup totaled approximately $31.6 million. These fees can be sub-categorized as follows:

Other Audit and Audit-Related Services. Other audit and audit related services are services performed by KPMG that are closely related to the performance of the audit and in many cases could only be provided by our external auditors. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities, reports relating to Citigroup's regulatory filings, reports relating to Citigroup's compliance with provisions of or calculations required by agreements, agreed-upon procedures, internal control related reports, and due diligence pertaining to acquisitions, including consultation on accounting matters. The aggregate fees billed to Citigroup by KPMG for other audit and audit related services rendered to Citigroup totaled approximately $10.3 million.

Tax Related Services. The aggregate fees billed to Citigroup by KPMG for tax related services rendered to Citigroup (including expatriate employee services in the amount of approximately $8.8 million) totaled approximately $15.5 million.

Other Services. The aggregate fees billed to Citigroup by KPMG for all other services rendered to Citigroup for matters such as non-financial systems consulting, reviews of compliance programs of potential acquisition targets, and certain capital markets related services, totaled approximately $5.8 million.

                     THE BOARD RECOMMENDS THAT YOU VOTE FOR
       RATIFICATION OF KPMG AS CITIGROUP'S INDEPENDENT AUDITORS FOR 2002.

STOCKHOLDER PROPOSALS

PROPOSAL 3

Evelyn Y. Davis, Editor, Highlights and Lowlights, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, beneficial owner of 2,520 shares, has submitted the following proposal for consideration at the annual meeting:

RESOLVED: "That the stockholders of Citigroup assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

"(a) The handing of contribution cards of a single political party to an employee by a supervisor.

"(b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

"(c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

"(d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

"(e) Placing a preponderance of contribution cards of one party at mail station locations."

REASONS: "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclination. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Citigroup)." "And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report."

Last year the owners of 203,105,732 shares, representing 6.06% of shares voting, voted for this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

                               MANAGEMENT COMMENT

Federal and state regulations, along with Citigroup's own policies and procedures, adequately address the issues raised by the proposal. Adoption of the proposal is unnecessary and administratively burdensome and not in the best interests of Citigroup or its stockholders.

Citigroup is already required to comply with numerous federal and state laws and regulations governing political contributions. Citigroup sponsors two political action committees, as authorized by federal and state law, supported solely by voluntary contributions from employees. This provides an opportunity for employees to support candidates and public officials whose views are consistent with Citigroup's long-term legislative and regulatory goals regarding the financial services industry or the communities served by Citigroup and its subsidiaries. Citigroup has established policies and procedures to ensure that such employee contributions are entirely voluntary.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 4

Clinton Weiman, 2 Roberta Lane, Greenwich, Connecticut 06830, beneficial owner of 40,694 shares, has submitted the following proposal for consideration at the annual meeting:

Whereas, a shareholder proposal regarding a matching gift program was presented at the April 20, 2000 Annual Meeting. The submitted proposal received 5.13 per cent of votes cast, which according to SEC regulations permits resubmission.

Whereas, on August 4, 2000 Mr. Weill informed employees of a new matching gift program which falls far short of what a leading corporation should set as an example. It limits participation to those employees whose compensation is below $100,000.00 and are not on commission. In addition, retirees are not eligible and individual contributors may not contribute more than $1000.00 per annum. Excluding those highly compensated staff eliminates those who are likely to make significant contributions.

Whereas, on April 13, 2001 the Wall Street Journal reported J.P. Morgan Chase & Co. announced retirees would no longer be eligible for matching gifts as of January 16, 2001. Three weeks later as a result of protests by retirees the program was reinstated. Their President and CEO Mr. Harrison told retirees of the bank's commitment "to stay at the forefront of charitable giving in corporate America".

Whereas, in a previous shareholder proposal on this subject, management recommended a vote against because of "financial liability". When Citigroup terminated the program in 1998, the total pre-tax cost to Citigroup was 8 million dollars, which represented only 0.12% of profits.

Our proposal allows ALL employees, active and retired to participate. Currently 62% of the top 100 U.S. Corporations include retirees in their programs. This proposal limits cumulative annual contributions by an individual to $10,000. The same study revealed 55.8% of these top U.S. Corporations had per annum limits of $10,000 or more. The proposal anticipates Citigroup or its foundation will match these gifts on a one to one basis and the benefactors receive a two for one benefit.

A vote FOR this proposal helps Citigroup be recognized as a leading socially conscious corporation in America. It also recognizes education, the arts, health and the environment in our society need the financial support of all our citizens. Because of the broad geographic locations of its employees and the diverse interests of its employees the receipt of Citigroup's matching gift check by as many non-profit institutions as possible is the best and lowest cost of advertising and marketing that the consumer oriented Citigroup can spend.

It is noteworthy Citigroup recently contributed 15 million dollars in support of the victims of the World Trade Disaster. Since September 11th the usual contributions to charities have dried up which makes this effort even more significant and important.

Your vote FOR and support of this proposal is a positive expression of your social consciousness for are great country.

                               MANAGEMENT COMMENT

Citigroup has a matching gift program in place. Adoption of the proposal would require expanding the program to include people with resources to make philanthropic contributions on their own and would not be the best allocation of corporate resources. Citigroup established an employee matching gift program in October 2000. Employees earning annual compensation of less than $100,000 are entitled to have 100% of their contributions, up to a maximum of $1,000 per employee, matched dollar for dollar by Citigroup. The contributions will be eligible for matching funds only if they are made to non-political, charitable organizations based in the United

States that are not exclusively sectarian in nature. Approximately 90% of Citigroup's salaried employees in the United States are eligible to participate in the program. Because management believes that its more highly compensated employees are better able to make philanthropic contributions, the program was not extended to employees earning more than $100,000. Management determined that the inclusion of retirees and employees earning more than $100,000 in the program would make the program substantially more expensive for Citigroup.

Management believes that the program it has created achieves a balance between the desire to assist those employees who need assistance in making philanthropic contributions with the desire to limit the financial impact of a matching gift program on Citigroup. The establishment of the program called for by the proposal would extend the matching gift program to a relatively small number of individuals who generally are better able to make significant philanthropic contributions without the assistance of a matching gift and would not be the best allocation of corporate resources. Therefore, it is not in the best interests of our stockholders.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 5

Richard A. Dee, 115 East 89th Street, New York, New York 10128, beneficial owner of 720 shares, has submitted the following proposal for consideration at the annual meeting:

"STOCKHOLDERS OF PUBLICLY-OWNED CORPORATIONS DO NOT 'ELECT' DIRECTORS. Directors are 'selected' by incumbent directors and managements -- stockholders merely 'RATIFY' or approve director selections -- just as they ratify the board's selection of independent auditors.

"The term 'Election of Directors' is misused in corporate proxy materials to refer to the process by which directors are empowered. The term is inappropriate -- and it is misleading. WITH NO CHOICE OF CANDIDATES, THERE IS NO ELECTION.

"Incumbent directors are anxious to protect their absolute power over corporate activities. The root of that power is control Corporate Governance--which is assured by control of board composition. Unfortunately, the 'Elective process rights' of stockholders are being ignored.

"Approval of this Corporate Governance proposal will provide Citigroup stockholders with a choice of director candidates - an opportunity to vote for those whose qualifications and views they favor. And its approval will provide stockholders with 'duly elected' representatives.

"In a democracy, those who govern are duly elected by those whom they represent -- and they are accountable to those who elect them. Continuing in public office requires satisfying constituents, not only nominators. Corporate directors, many of whom divide their time between many companies, take office unopposed -- and answer only to fellow directors.

"IT IS HEREBY REQUESTED THAT THE BOARD OF DIRECTORS PROMPTLY ADOPT A RESOLUTION REQUIRING THAT TWO CANDIDATES BE NOMINATED FOR EACH DIRECTORSHIP TO BE FILLED BY THE VOTING OF STOCKHOLDERS AT ANNUAL MEETINGS. IN ADDITION TO CUSTOMARY PERSONAL BACKGROUND INFORMATION, PROXY STATEMENTS SHALL INCLUDE A STATEMENT BY EACH CANDIDATE AS TO WHY HE OR SHE BELIEVES THEY SHOULD BE ELECTED.

"As long as incumbents are permitted to select and to propose only the number of so-called "candidates" as there are directorships to be filled - and as long as it is impossible, realistically, for stockholders to utilize successfully what is supposed to be their right to nominate and elect directors - there will be no practical means for stockholders to bring about director turnover - until this or a similar proposal is adopted. Turnover reduces the possibility of inbreeding and provides sources of new ideas, viewpoints, approaches.

"The 'pool' from which corporate directors are selected must be expanded from the current preponderance of present and former chairs and CEO's to include younger executives, including more women, whose backgrounds well qualify them to represent the stockholders of particular companies.

"Although director nominees would continue to be selected by incumbents, approval of this proposal will enable Citigroup stockholders to replace any or all directors if they become dissatisfied with them - or with the results of corporate policies and/or performance. Not a happy prospect even for those able to nominate their possible successors!

"The benefits that will accrue to Citigroup stockholders from directors that have been democratically-elected, and who are willing to have their respective qualifications and views considered carefully by stockholders, far outweigh arguments raised by those accustomed to being "selected'- and those determined to maintain their absolute power over the Corporate Governance process.

                        "PLEASE VOTE FOR THIS PROPOSAL."

                               MANAGEMENT COMMENT

Citigroup has an effective process in place for identifying and electing candidates to the board of Citigroup. It would be disadvantageous to Citigroup and its stockholders to change the existing processes as recommended in this proposal.

The board has established a process for identifying and nominating director candidates that has resulted in the election of highly qualified and capable members dedicated in their service to Citigroup. The personnel, compensation and directors committee determines the desired composition and size of the board and carefully considers nominees for directorships from a select group of individuals who are both professionally qualified and legally eligible to serve as directors of Citigroup. Nominations from stockholders, properly submitted in writing to our Secretary, are referred to the committee for its consideration. The committee makes its recommendations to the board based on its judgment as to which of these candidates will best serve the interests of our stockholders.

The proposal calls for the committee to nominate twice as many candidates as there are positions to be filled. This would inappropriately politicize the process of electing our board and potentially alienate many talented candidates who would choose not to be nominees in this type of election. Moreover, the divisiveness created by competing slates of nominees, some of whom would be supported by the committee and some of whom would not have the benefit of such support, would potentially undermine the effectiveness of the board that is ultimately elected.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 6

Harriet Denison, 3406 NW Thurman, Portland, Oregon 97210, on behalf of the Ralph
L. Smith Foundation, beneficial owner of 3,666 shares, Helen Flannery, 66 Tower Street, #2, Jamaica Plain, Massachusetts 01230, beneficial owner of 266 shares, Katharine King, 632 Pacific Street, Suite 1, Santa Monica, California 90405, beneficial owner of 4525 shares, Northstar Asset Management, 30 St. John Street, Boston, Massachusetts 02130, beneficial owner of 2,925 shares, Carol A. Rice, 5402 Connecticut Avenue, N.W., Apartment 307, Washington, D.C. 20015, beneficial owner of 266 shares, As You Sow, 540 Pacific Avenue, San Francisco, California 94133, beneficial owner of 333 shares, Daniel Solomon, 1940 15th Street, NW, Washington, D.C. 20009, beneficial owner of 5,000 shares, Gerald E. Scorse, 392 Central Park West, 11C, New York, New York 10025, beneficial owner of 360 shares, and Trillium Asset Management Corporation, 711 Atlantic Avenue, Boston, Massachusetts 02111-2809, on behalf of the Advocacy Fund, beneficial owner of 1,400 shares, have submitted the following proposal for consideration at the annual meeting:

WHEREAS, the sub-prime lending industry has come under increasing public scrutiny for predatory lending directed at low-income people. Eight states, including New York and California have adopted rules to curb predatory lending abuses. Federal regulators and legislators are also considering measures to protect sub-prime borrowers.

Citigroup's executive officers have made public statements committing to business practices free of predatory lending. We believe our corporate leaders should be evaluated on their success in meeting these commitments.

Predatory lending behavior is expensive for borrowers. According to the North Carolina-based Coalition for Responsible Lending, predatory practices cost borrowers more than $9 billion annually. Controversial practices such as the inclusion of prepayment penalties on sub-prime loans, a provision found in 80% of sub-prime loans, mean that economically vulnerable borrowers often cannot afford to take advantage of falling interest rates by refinancing their loans. Conventional borrowers refinance with ease, since only 2% of conventional loans carry pre-payment penalties.

Predatory lending practices are also expensive for financial institutions. The United States Federal Trade Commission has filed a $500 million suit against Citigroup alleging widespread abuses in sub-prime lending practices. In 2001, Citigroup agreed to a $20 million settlement of deceptive marketing claims brought by the state of North Carolina against Associates First Capital, which Citigroup acquired in 2000. The New York Times reported on September 7, 2001 that Citigroup had settled 200 lawsuits pertaining to Associates' lending practices, with another 400 suits remaining. These suits, and the publicity that attends them, damage the company's good reputation and divert management attention from other matters.

Citigroup has slowly made progress in areas deemed by critics to be predatory practices. In June, 2001 Citigroup demonstrated industry leadership by suspending the highly controversial sale of single premium credit insurance policies. In addition, Citigroup now limits prepayment penalties to a maximum of three years and offers a no prepayment penalty option at a higher interest rate. Thirty-five states have laws either prohibiting or limiting prepayment penalties, but Citigroup and other sub-prime lenders have skirted these local laws by invoking a federal law that transfers regulatory authority for "alternative mortgages" to the Office of Thrift Supervision, which has no standards concerning prepayment penalties.

Citigroup continues to be a prime focus of predatory lending protests. Grassroots community and fair housing activists have called upon Citigroup to end prepayment penalties on sub-prime loans and to eliminate mandatory arbitration provisions from sub-prime loans, which limit the legal recourse of borrowers who believe they have been subject to predatory practices.

RESOLVED, the Board shall conduct a special executive compensation review to study linking a portion of executive compensation to addressing predatory lending practices. Among the factors to be considered in this review: implementation of policies to prevent predatory lending; constructive meetings with concerned community groups; and reductions in predatory lending complaints filed with government bodies. A summary of this review will be published in the Compensation Committee's report to shareholders.

                               MANAGEMENT COMMENT

Citigroup opposes the types of predatory lending practices described in the proposal. Indeed, as noted in the proposal, Citigroup is an industry leader in the consumer finance business. Citigroup already has processes in place that address the concerns raised by the proposal. In addition, evaluating executive performance in the context of the social issues raised by the proposal is currently part of the process for determining executive compensation.

Citigroup has made great strides in improving lending practices in the consumer finance industry. With input from customers, community groups, shareholders, religious organizations, elected officials and regulators, Citigroup's consumer finance subsidiary, CitiFinancial, has taken the lead in setting standards for the consumer finance industry. In particular, CitiFinancial has adopted initiatives in its sales practices, compliance procedures, broker standards, and foreclosure reviews which are aimed at striking the right balance between providing access to credit for those who need it most while setting consumer protection standards that lead the industry.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 7

SEIU Master Trust, 1313 L Street, N.W., Washington, D.C. 20002, beneficial owner of 268,291 shares, has submitted the following proposal for consideration at the annual meeting:

                              SHAREHOLDER PROPOSAL

  RESOLVED: That the shareholders of Citigroup Inc. ("Citigroup" or the "Company") urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive's base salary plus bonus. "Future severance agreements" include employment agreements containing severance provisions; retirement agreements; and agreements renewing, modifying or extending existing such agreements. "Benefits" include lump-sum cash payments (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits and consulting fees (including reimbursable expenses) to be paid to the executive.

                              SUPPORTING STATEMENT

  We believe that requiring shareholder approval of any agreement -- whether entered into ahead of time or at the time of termination -- may have the beneficial effect of insulating the Board from manipulation in the event a senior executive's employment must be terminated by the Company.

  Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon. Institutional investors such as the California Public Employees Retirement System recommend shareholder approval of these types of agreements in their proxy the beneficial effect of insulating the Board from manipulation in the event a senior executive's employment must be terminated by the Company.

  Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon. Institutional investors such as the California Public Employees Retirement System recommend shareholder approval of these types of agreements in their proxy voting guidelines. The Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executive's annual base salary.

                     For these reasons we urge shareholders
                           to vote FOR this proposal

                               MANAGEMENT COMMENT

This proposal, if adopted, would undermine Citigroup's ability to attract and retain highly qualified senior executives.

Citigroup's management must have the flexibility to tailor compensation packages, which may include severance provisions, to meet the needs of prospective executives. Subjecting executive compensation to approval by stockholders could lead to protracted delays that would impede the recruitment of top personnel. Imposing stringent guidelines for compensation in lieu of stockholder approval also eliminates the flexibility that is needed to respond to the dynamics of negotiating during recruitment. In each case, Citigroup would be placed at a competitive disadvantage in attracting the best executives if this proposal were adopted.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 8

Rainforest Action Network, 22 Pine Street, Suite 500, San Francisco, California 94104, on behalf of Jasper Brinton, beneficial owner of 300 shares, and Sara G. Whitman, beneficial owner of 700 shares, has submitted the following proposal for consideration at the annual meeting:

WHEREAS: Evidence suggests global warming may be the most significant environmental problem facing the planet. The Intergovernmental Panel on Climate Change (IPCC) -- a United Nations panel of 2,000 of the world's top climate scientists -- agree that human activities are changing the climate: 1998 was the hottest year in the last 1,200 years. That same year "extreme weather" events killed an estimated 32,000 people, displaced 300 million people, and caused $89 billion in damages. In one single year, global warming related weather patterns caused more financial loss than in the entire decades of the 1980's.

Forests are central both to the global warming problem and to its solution.

Citigroup is currently one of the world's top funders of the fossil fuel and logging industries. According to Bloomberg analytics, Citigroup was the number one financer of both the coal industry and fossil fuel industry in the year 2000 measured by loans and corporate bond underwriting. Citigroup is also a major financial backer of logging and pulp and paper operations.

Corporations are penetrating pristine territory and traditional lands to extract fossil fuels at great expense to the environment and indigenous peoples. Citigroup risks damage to its franchise due to negative publicity associated with environmental destruction and social ills that result from associated projects. Citigroup's investments in fossil fuels require financial relationships in politically unstable and biodiverse forest regions including Peru, Ecuador, Venezuela, Chad, and Indonesia. Many of the projects, such as Camisea in Peru and the Chad-Cameroon pipeline, are being resisted by local and indigenous groups who fear the loss of their lives and livelihoods as a result of the corporate activity. As is evidenced by ongoing campaigns, consumers are increasingly holding corporations responsible for such investments.

BE IT RESOLVED: the shareholders request the Board move to issue a report that reflects an economic and environmental commitment to confronting climate change. Such a report would include (1) a publicly available audit of carbon

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

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Secretary of Citigroup, at the address on the cover of this proxy statement. The proposal must be received no later than November 12, 2002. Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify Citigroup in writing of the information required by the provisions of Citigroup's by-laws dealing with stockholder proposals. The notice must be delivered to Citigroup's Corporate Secretary between December 17, 2002 and January 16, 2003. You can obtain a copy of Citigroup's by-laws by writing the Corporate Secretary at the address shown on the cover of this proxy statement.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

Citigroup pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citigroup may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of Citigroup will be specially compensated for these activities. Citigroup also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. Citigroup has retained Morrow & Co. Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $25,000 plus reimbursement of certain out-of-pocket expenses.

HOUSEHOLDING

The SEC recently approved a new rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice sent earlier this year to certain beneficial shareholders who share a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address gave contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, such stockholder may telephone toll-free 1-800-542-1061.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires Citigroup's officers and directors, and persons who own more than ten percent of a registered class of Citigroup's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Citigroup with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, Citigroup believes that, during 2001, each of its officers, directors and greater than ten percent stockholders complied with all such filing requirements.

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

                                    ANNEX A

                                 CITIGROUP INC.
                         CHARTER OF THE AUDIT COMMITTEE

                                    MISSION

The Audit Committee of Citigroup Inc. is a standing committee of the Board of Directors. Through an interactive process with Citigroup's senior management, Audit and Risk Review, and independent auditors, the Audit Committee receives information on and oversees the adequacy of the internal control environment established by management. Given the large size and complexity of Citigroup, the Audit Committee will apply reasonable materiality standards to all of its activities.

Although the Audit Committee has the responsibilities and powers set forth in this Charter, the function of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of Citigroup and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to Citigroup's financial statements or any professional certification as to the work of the independent auditors.

The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors, on the basis of the recommendation of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to select the independent auditors to be proposed for stockholder ratification in the proxy statement).

                                   MEMBERSHIP

The Audit Committee shall be comprised of at least three members of the Board of Directors who shall satisfy the independence, financial literacy and experience requirements of the New York Stock Exchange and any other regulatory requirements. The Audit Committee members and the Audit Committee Chairman shall be designated by the Board of Directors.

                                 SUBCOMMITTEES

The Audit Committee shall have the authority from time to time to establish subcommittees of the Audit Committee. Each subcommittee shall be comprised of at least three members, all of whom shall be appointed by the Audit Committee. Each subcommittee shall have the full power and authority of the full Audit Committee.

                          DUTIES AND RESPONSIBILITIES

Specifically, the Audit Committee shall:

     - With respect to accounting and financial control policy:

        - receive an annual report from the Chief Financial Officer and/or the Controller relating to accounting policies used in the preparation of the Citigroup financial statements (specifically those policies for which management is required to exercise discretion or judgement regarding the implementation thereof);

        - receive quarterly reports from the Chief Financial Officer and/or the Controller relating to significant accounting developments and issues, particularly with respect to reserves, accounting changes and other financial information; and

        - review the possible impact of any impending significant changes in accounting standards or rules as promulgated by the FASB, SEC or others.

     - With respect to the independent auditors:

        - recommend to the Board of Directors the principal independent auditor, subject to ratification by the stockholders;

        - approve the fees to be paid to the independent auditors;

        - review on an annual basis the performance of the independent auditors; and

        - monitor the independence of Citigroup's independent auditors, including a review and discussion of

        - the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees");

        - non-audit services provided and related fees received (specifically including, but not limited to, fees relating to financial information systems design and implementation); and

        - recommendations to the Board of Directors to take appropriate action in response to any concerns raised in the annual communication as to independence or the related Audit Committee discussions.

     - With respect to Audit and Risk Review (ARR):

        - review and concur in the appointment and replacement of Citigroup's Chief Auditor;

        - review, based upon the recommendation of the independent auditors and the Chief Auditor, the scope and plan of the independent audit, and the scope and plan of the work to be done by ARR;

        - review and evaluate the adequacy of the work performed by the Chief Auditor and ARR, which shall encompass the examination and effectiveness of Citigroup's internal control and quality of performance in carrying out assigned control responsibilities;

        - address itself to specific issues or problems that arise, with the objective of identifying which processes need to be enhanced, if any, and satisfy itself that management has timely and reasonable corrective action plans; and

        - review the report of the Chief Auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of Citigroup's senior management.

     - Review and discuss with management and the independent auditors:

        - Citigroup's annual financial statements and related footnotes and the independent auditor's report thereon including any communications regarding Citigroup's systems of internal control and any significant recommendations they may offer to improve controls;

        - receive quarterly reports from the Chief Financial Officer and/or the Controller relating to significant accounting developments and issues, particularly with respect to reserves, accounting changes and other financial information; and

        - review the possible impact of any impending significant changes in accounting standards or rules as promulgated by the FASB, SEC or others.

     - With respect to the independent auditors:

        - recommend to the Board of Directors the principal independent auditor, subject to ratification by the stockholders;

        - approve the fees to be paid to the independent auditors;

        - review on an annual basis the performance of the independent auditors; and

        - monitor the independence of Citigroup's independent auditors, including a review and discussion of

        - the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees");

        - non-audit services provided and related fees received (specifically including, but not limited to, fees relating to financial information systems design and implementation); and

        - recommendations to the Board of Directors to take appropriate action in response to any concerns raised in the annual communication as to independence or the related Audit Committee discussions.

        - With respect to Audit and Risk Review (ARR):

        - review and concur in the appointment and replacement of Citigroup's Chief Auditor;

        - review, based upon the recommendation of the independent auditors and the Chief Auditor, the scope and plan of the independent audit, and the scope and plan of the work to be done by ARR;

        - review and evaluate the adequacy of the work performed by the Chief Auditor and ARR, which shall encompass the examination and effectiveness of Citigroup's internal control and quality of performance in carrying out assigned control responsibilities;

        - address itself to specific issues or problems that arise, with the objective of identifying which processes need to be enhanced, if any, and satisfy itself that management has timely and reasonable corrective action plans; and

        - review the report of the Chief Auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of Citigroup's senior management.

     - Review and discuss with management and the independent auditors:

        - Citigroup's annual financial statements and related footnotes and the independent auditor's report thereon including any communications regarding Citigroup's systems of internal control and any significant recommendations they may offer to improve controls;

        - the quality of Citigroup's accounting principles and any significant reserves, accruals or estimates which may have a material impact on the financial statements;

        - any serious difficulties or disputes with management encountered by the independent auditors during the course of the audit and any instances of second opinions sought by management;

        - other matters related to the conduct of the independent audit, which are communicated to the Audit Committee under generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees"; and

        - to the extent required under appropriate auditing standards or securities laws, rules or regulations, certain matters relating to Citigroup's interim financial statements.

     - Consider and review with management and the Chief Auditor:

        - the adequacy of Citigroup's system of internal controls over financial reporting and the safeguarding of assets and compliance with laws and regulations;

        - any difficulties encountered by ARR in the course of their audits, including any restrictions on the scope of their work or access to required information; and

        - the adequacy of ARR's organization, resources and skills.

     - With respect to risk and control issues satisfy itself that:

        - management has appropriate procedures, practices and processes in place to reasonably assure adherence to policies and limits relating to the assumption of risk; and

        - the risks assumed by Citigroup are appropriately reflected in the books and records of Citigroup and that procedures are in place to assure the timeliness and integrity of the reporting thereof.

     - Recommend, if appropriate, that based on discussions relating to Citigroup's audited consolidated financial statements and the independence of Citigroup's independent auditors, that Citigroup's audited consolidated financial statements be included in Citigroup's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     - Review the findings of the independent auditors and ARR and primary regulatory agencies, including any annual report of exam/inspections provided by such agencies, and monitor responses to those findings and the related corrective action plans.

     - Review legal, regulatory and compliance matters that may have a material impact on the financial statements, and any material reports received from regulators.

     - Receive and consider reports from management on an annual and/or as needed basis relating to:

        - fiduciary compliance;

        - tax developments and issues;

        - technology control issues and status; and

        - fraud and operating losses.

     - Evaluate the adequacy of this Audit Committee Charter on an annual basis and recommend revisions, if any, to the Board of Directors.

                                                                             A-3
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     - Prepare any report required by the rules of the Securities and Exchange
       Commission to be included in Citigroup's annual proxy statement.

     - Perform other oversight functions as requested by the Board of Directors.

                                    MEETINGS

The Audit Committee shall meet four times a year, or more frequently if circumstances dictate.

The Audit Committee shall meet with and without management present. Separate meetings with the independent auditors and the Chief Auditor shall be called as the Audit Committee deems necessary. At least once a year, the Audit Committee shall meet alone with the independent auditors (no members of management shall be present), and alone with the Chief Auditor (no other members of management or the independent auditors shall be present).

                                                            REVISED OCTOBER 2001

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                                                          CITIGROUP (logo)
                                                          ADMISSION TICKET
                                                2002 Annual Meeting of Stockholders
                                                   April 16, 2002 at 9:00 a.m. at
                                     Carnegie Hall, 154 West 57th Street, New York, New York

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s)
listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

                         IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.
                                                THANK YOU FOR YOUR PROXY SUBMISSION.


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                                                          CITIGROUP INC.
                                       Proxy Solicited on Behalf of the Board of Directors
                                     of Citigroup Inc. for the Annual Meeting, April 16, 2002

       The undersigned hereby constitutes and appoints Sanford I. Weill, Robert E. Rubin, and Charles O. Prince, III, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the
Annual Meeting of Stockholders of Citigroup Inc. ("Citigroup") to be held at Carnegie Hall, 154 West 57th Street, New York, New
York, on Tuesday, April 16, 2002 at 9:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

       If shares of Citigroup Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup Inc. Common Stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

       You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth above and on the reverse side.


       This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-2 and AGAINST Proposals 3-8 and will be voted in the discretion of the proxies (or, in the case of a Voting
Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

                          IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE

                                            CONTINUED AND TO BE SIGNED ON REVERSE SIDE


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     [CITIGROUP LOGO]                                       THREE WAYS TO VOTE

     C/O PROXY SERVICES                                     VOTE BY PHONE: 1-800-690-6903
     P.O. BOX 9112                                          1. Read the accompanying Proxy Statement and this proxy card.
     FARMINGDALE, NY 11735                                  2. Call toll free 1-800-690-6903.
                                                            3. Enter your 12 digit Control Number, shown below.
                                                            4. Follow the simple recorded instructions.

                                                            VOTE BY INTERNET: WWW.PROXYVOTE.COM
                                                            1. Read the accompanying Proxy Statement and this proxy card.
                                                            2. Go to website WWW.PROXYVOTE.COM.
                                                            3. Enter your 12 digit Control Number, shown below.
                                                            4. Follow the simple instructions.

                                                            VOTE BY MAIL
                                                            1. Mark, sign and date your proxy card.
                                                            2. Return it in the enclosed postage paid envelope.

                                                                                     YOUR VOTE IS IMPORTANT

                                                               Do not return this proxy card if you vote by telephone or Internet.





TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                  CITGRP
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY


CITIGROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1-2.
  VOTE ON DIRECTORS
  1. Proposal to elect seventeen directors to a one-year term.
     Nominees:
     01) C. Michael Armstrong      10) Michael T. Masin             For  Withhold  For All    To withhold authority to vote, mark
     02) Alain J.P. Belda          11) Dudley C. Mecum              All     All    Except     "For All Except" and write the
     03) George David              12) Richard D. Parsons                                     nominee's number on the line below.
     04) Kenneth T. Derr           13) Andrall E. Pearson
     05) John M. Deutch            14) Robert E. Rubin              [ ]     [ ]      [ ]
     06) Afredo Harp Helu          15) Franklin A. Thomas                                     ------------------------------------
     07) Roberto Hernandez Ramirez 16) Sanford I. Weill
     08) Ann Dibble Jordan         17) Arthur Zankel                THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST EACH OF
     09) Reuben Mark                                                PROPOSALS 3-8.



  VOTE ON PROPOSALS                       FOR  AGAINST  ABSTAIN                                              FOR  AGAINST  ABSTAIN

  2. Proposal to ratify the selection     [ ]    [ ]      [ ]        3. Stockholder proposal regarding       [ ]    [ ]      [ ]
     of KPMG LLP as Citigroup's                                         political neutrality.
     independent auditors for 2002.
                                                                     4. Stockholder proposal regarding       [ ]    [ ]      [ ]
                                                                        employee and retiree matching gift
                                                                        program.

                                                                     5. Stockholder proposal regarding       [ ]    [ ]      [ ]
                                                                        number of candidates for each board
                                                                        position.

                                                                     6. Stockholder proposal regarding       [ ]    [ ]      [ ]
                                                                        executive pay and predatory lending
                                                                        performance.

                                                                     7. Stockholder proposal regarding       [ ]    [ ]      [ ]
                                                                        severance agreements.

                                                                     8. Stockholder proposal regarding       [ ]    [ ]      [ ]
                                                                        climate change.

If you plan to attend the Annual Meeting,
please mark this box.       [ ]

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.
The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof.
IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.
NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



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Signature (PLEASE SIGN WITHIN BOX)      DATE                       Signature (Joint Owners)                  DATE

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